Exhibit 8.1

BRIAN A. FELESKY, QC
F. PATRICK KIRBY, QC, FCA*
F. BRENTON PERRY, QC*
DONALD N. CHERNIAWSKY, CA*
CRAIG M. McDOUGALL
JOHN J. BURGHARDT, CA
GREG S. LINDSEY, CA
SIOBHAN A.M. GOGUEN
LAUREN J.M. WARRACK

BARRISTERS & SOLICITORS
            ----------
OFFICES IN CALGARY
& EDMONTON	JOE STRUCK, QC, FCA
ROBERT J. IVERACH, QC*
D. BLAIR NIXON, CA*
KENNETH S. SKINGLE
GREGORY J. GARTNER, CA
RAYMOND D. HUPFER, CA
R. TIM HAY
DOUGLAS J. FORER
R. MARK COLEMAN

OF COUNSEL:
GORDON W. FLYNN, QC, FCA*
LESLIE E. SKINGLE, QC, CA*
COMMODITY TAX CONSULTANT:
PETER L. MITCHELL, CA	H. GEORGE McKENZIE, QC*
CRAIG M. JONES*
SANDRA E. JACK, CA
VINCENT M. BJORNDAHL
DONALD K. BIBERDORF
WANDA L. RUMBALL
KATHRYN C. CARTER
JAMES C. YASKOWICH

WRITER’S DIRECT LINE
AND EMAIL ADDRESS:
wrumball@felesky.com
(403) 260-5403
FILE: 15558

August [   ], 2002

Paramount Energy Trust
500, 630 4th Avenue S.W.
Calgary, Alberta T2P 0J9
CANADA

Re:	Paramount Energy Trust Registration Statement on Form F-1

Ladies and Gentlemen:

     We have acted as special Canadian tax counsel for Paramount Energy Trust (“PET”), an unincorporated trust established under the laws of Alberta (“PET”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form F-1 (the “Registration Statement”), including the prospectus constituting Part I thereof (the “Prospectus”). The Registration Statement relates to the proposed distribution by Paramount Resources Ltd. (“PRL”) to the holders of its common shares, as a dividend-in-kind, of trust units of PET (“Trust Units”) and the issuance by PET to its Unitholders of rights to subscribe for Trust Units. Capitalized terms herein have the same meaning given to them in the Prospectus.

     We have examined original or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of PRL, PET, POT and the Administrator and such other documents as we have deemed necessary to form a basis for this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals

3400 First Canadian Centre, 350 7 Avenue SW, Calgary, Alberta Canada T2P 3N9
Telephone: (403) 260-3300 Fax: (403) 263-9649 www.felesky.com
*DENOTES PROFESSIONAL CORPORATION

and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of PRL, PET, POT and the Administrator.

     Based on and subject to the foregoing, we advise you that the material under the caption “Certain Canadian Federal Income Tax Considerations” in the Prospectus expresses our opinion of the material Canadian federal income tax considerations that will apply under currently applicable law to the distribution of the Dividend Units and the issuance of the Rights.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Certain Canadian Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations thereunder.

Yours very truly,

WLR/rc